Exhibit 10.10
Notice of Grant of Non-Qualified Stock Options and Option Agreement

[[FIRSTNAME]]	Grant Number:
[[LASTNAME]]	[[GRANTNUMBER]]
[[RESADDR1]]	Plan: 2006
[[RESCITY]],	Participant ID:
[[RESSTATEORPROV]]	[[PARTICIPANTID]]
[[RESPOSTALCODE]]

Effective [[GRANTDATE]], you have been granted a Non-Qualified Stock Option to buy [[SHARESGRANTED]] shares of Globalstar Inc (the Company) stock at [[GRANTPRICE]] per share.

The award will vest on the date(s) shown:

[[ALLVESTSEGS]]

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2006 Equity Incentive Plan, as amended to the Date of Grant, and the Award Agreement, all of which can be found in the document section in your employee stock plan on Siebert.

Globalstar, Inc.	[[DATEOFGRANT]]

[[SIGNATURE]]

[[FIRSTNAME]]
[[LASTNAME]]

[[SIGNATURE_DATE]]

Globalstar Inc ID: 41-2116508 1351 Holiday Square Blvd Covington, La USA

GLOBALSTAR, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR MEMBERS OF THE BOARD OF DIRECTORS

Globalstar, Inc. has granted to the Participant named in the Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement (the “Agreement”) is attached an Award relating to Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus related to the securities issuable under the Plan that have been registered under the Securities Act of 1933 (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. GRANT. In accordance with resolutions adopted by its Board of Directors (the “Board”) effective on the Grant Date, the Company hereby awards the Participant (also referred to as the “Director” herein), subject to and in accordance with the terms and conditions of this Agreement and the Plan, the total number of non-qualified stock options (“Options”) reflected in the Grant Notice, each Option to purchase one share of the Company’s Common Stock, par value $0.0001 per share (a “Share”), at the option price set forth in the Grant Notice, which is the NASDAQ closing bid price for a Share on the Grant Date. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

2. CONSIDERATION. The award made by this Agreement is in consideration and full satisfaction of past and future service by Director as a member of the Board (“Service”).

3. VESTING; FORFEITURE.

(a) Unless otherwise provide in the Grant Notice, and subject to the provisions of the Plan and the other provisions of this Agreement, the Options shall vest in annual installments (disregarding any fractional shares) as follows:

Scheduled Vesting Date	Amount of Options To Vest
First Anniversary of the Grant Date	33%
Second Anniversary of Grant Date	33%
Third Anniversary of Grant Date	Remaining balance

(b) Except as otherwise provided herein, upon the termination of Director’s Service, any portion of the Option that has not yet vested shall terminate immediately.

(c) In the event of a Change in Control, the vesting of the Options shall be accelerated in full and the total number of Options subject to the Award shall be vest effective as of the date of the Change in Control, provided that Director’s Service has not terminated prior to such date.

4. COMPLIANCE WITH RULE 16b-3. The Options subject to this Agreement have been approved by the Board of Directors in compliance with Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934.

5. EXPIRATION OF OPTIONS. Subject to applicable law and the Company’s then-effective insider trading policy, vested Options may be exercised at any time, and from time to time, in the manner provided in this Agreement, until four o’clock p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Time”).

6. EXERCISE. Only vested Options may be exercised. In order to exercise any Option, Director must deliver to the Company a written notice at any time until the Expiration Time indicating the number of Options being exercised, accompanied by full payment of the Option Price applicable to the exercise and any applicable federal, state and local withholding tax obligations of the Company in the manner set forth in the Plan or as designated by the Board or Committee. Director shall have no rights as a stockholder with respect to purchased Shares before the exercise of an Option and delivery to Director of a certificate evidencing those Shares or a statement evidencing the entry of the Shares in Director’s name in book entry form.

7. TAXES. It is the intention of the parties that Options, and Shares issued upon exercise of Options, under this Agreement shall comply with, and/or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that no adverse tax consequences of Section 409A will be imposed upon Director at the time any exercise of Options. This Agreement is not intended to be a qualified plan under the Federal Employee Retirement Income Security Act. Nothing in this Agreement shall be construed to be at variance with these intentions.

8. TRANSFERABILITY. Director may not transfer the Options or Director’s rights under this Agreement other than (i) by will, (ii) by the laws of descent and distribution applicable to Director’s estate, or (iii) by grant to the trustee of an irrevocable or living trust for the benefit of Director and/or Director’s estate or beneficiaries as designated from time to time in accordance with such trust, provided the transfer to such trust satisfies the conditions for use of Form S-8 described in the General Instructions to Form S-8 Registration Statement under the Securities Act (a “Permitted Trust”). Options shall be exercisable during Director’s lifetime only by Director or by Director’s guardian, legal representative, or the trustee of a Permitted Trust, and after Director’s death only by the duly appointed and qualified personal representative of Director’s estate or the trustee of a Permitted Trust to which such property or rights have been duly transferred. The Options shall not be subject to execution, attachment or similar process.

9. LAWS AND REGULATIONS. No Shares shall be issued upon exercise of Options unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Board or the Committee. The Board or the Committee shall have the right to condition any issuance of Shares to Director hereunder on Director’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

10. NOTICES. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, to the attention of either the Director of Human Resources or the Corporate Secretary, or to Director at the address then on record with the Company, as the case may be. Notices shall be effective when delivered or, if delivery is released, when delivery is attempted in the ordinary course. Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

11. HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

12. NO GUARANTY OF FUTURE RIGHTS. Nothing in this Agreement shall be construed to: (i) confer on Director any right to be granted any option, right, or benefit other than as set forth herein or at the sole discretion of the Board or Committee; (ii) confer on Director any rights whatsoever with respect to Shares except as specifically provided in this Agreement; (iii) limit in any way the right of the Company terminate Director’s Service at any time; or (iv) be evidence of any agreement or understanding, expressed or implied, that the Company or its subsidiaries or affiliates will retain Director in any position, including without limitation as a member of the Board of Directors, at any rate of compensation or for any period of time.

13. Entire Agreement. The Grant Notice, this Agreement, the Plan and the rules and procedures adopted by the Committee or the Board contain all of the provisions applicable to the Options and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to Director. The various provisions of this Agreement, the Plan, and the rules and procedures adopted by the Committee or the Board are severable, and if any provision thereof is held to be unenforceable by any court of competent jurisdiction, then such unenforceability shall not affect the enforceability of the remaining provisions thereof.

14. MISCELLANEOUS PROVISIONS.

(a) Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect Director’s rights under this Agreement without the consent of Director unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

(b) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Director and Director’s heirs, executors, administrators, successors and assigns.

(d) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, any notice of grant, this Agreement, the Plan Prospectus,

and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Director electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third-party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(e) Consent to Electronic Delivery. Director acknowledges that Director has read Section 14(d) of this Agreement and consents to the electronic delivery of the Plan documents, and Grant Notice and other documents as described in Section 14(d). Director acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Director by contacting the Company by telephone or in writing. Director further acknowledges that Director will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Director understands that Director must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Director may revoke his or her consent to the electronic delivery of documents described in Section 14(d) or may change the electronic mail address to which such documents are to be delivered (if Director has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Director understands that he or she is not required to consent to electronic delivery of documents described in Section 14(d).

(f) Integrated Agreement. The Grant Notice, this Agreement and the Plan together with any employment, service or other agreement between Director and the Company referring to the Award shall constitute the entire understanding and agreement of Director and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among Director and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

(g) Beneficiary Designation. Subject to local laws and procedures, Director may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan and this Agreement to which Director is entitled in the event of Director’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by Director, shall be in a form prescribed by the Company, and will be effective only when filed by Director in writing with the Company during Director’s lifetime. If Director is married and designates a beneficiary other than Director’s spouse, the effectiveness of such designation may be subject to the consent of Director’s spouse.

(h) Applicable Law. This Agreement shall be governed by the laws of the state of Delaware without regard to any choice of law rules thereof which might apply the laws of any other jurisdictions.

(i) Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.